EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of CRC Crystal Research Corporation (the “Company”) on Form 10-Q /A, First Amendment,  for the period ending September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kiril A. Pandelisev, Chief Executive Officer and I, Don D. Meyers, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Kiril A. Pandelisev	By:	/s/ Don D. Meyers
	Kiril A. Pandelisev		Don D. Meyers
	Chief Executive Officer		Chief Financial Officer

Dated: December 5, 2008